Exhibit 99.1

Apple REIT Seven

THIRD QUARTER September 30, 2007

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended Sept. 30, 2007	Three months ended Sept. 30, 2006	Nine months ended Sept. 30, 2007	Nine months ended Sept. 30, 2006
REVENUES
ROOM REVENUE	$40,235	$5,895	$91,299	$7,445
OTHER REVENUE	2,635	469	6,395	591

TOTAL REVENUES	$42,870	$6,364	$97,694	$8,036
EXPENSES
DIRECT OPERATING EXPENSE	$10,368	$1,590	$23,594	$2,021
OTHER HOTEL OPERATING EXPENSES	15,373	2,490	35,989	3,187
GENERAL AND ADMINISTRATIVE	958	584	2,608	1,329
DEPRECIATION	4,919	881	11,407	1,175
DEBT EXTINGUISHMENT COSTS	1,386	—	1,386	—
INTEREST INCOME, NET	(1,663)	(871)	(1,368)	(1,495)

TOTAL EXPENSES	$31,341	$4,674	$73,616	$6,217
NET INCOME	$11,529	$1,690	$24,078	$1,819

NET INCOME PER SHARE	$0.13	$0.09	$0.38	$0.18
MODIFIED FUNDS FROM OPERATIONS (A)
NET INCOME	$11,529	$1,690	$24,078	$1,819
DEPRECIATION OF REAL ESTATE OWNED	4,919	881	11,407	1,175
PRE-OPENING COSTS	—	—	—	459
DEBT EXTINGUISHMENT COSTS	1,386	—	1,386	—

MODIFIED FUNDS FROM OPERATIONS	$17,834	$2,571	$36,871	$3,453

MODIFIED FFO PER SHARE	$0.20	$0.13	$0.58	$0.34
WEIGHTED-AVERAGE SHARES OUTSTANDING	90,728	19,589	63,793	10,013
OPERATING STATISTICS
OCCUPANCY	78%	70%	77%	68%
AVERAGE DAILY RATE	$121	$118	$121	$119
REVPAR	$94	$82	$93	$81
NUMBER OF HOTELS OWNED	41	11	41	11
DIVIDENDS PER SHARE	$0.22	$0.22	$0.66	$0.44

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)		September 30, 2007		December 31, 2006
ASSETS
INVESTMENT IN HOTELS, NET		$735,480		$347,092
CASH AND CASH EQUIVALENTS		201,735		44,604
OTHER ASSETS		29,382		18,190

TOTAL ASSETS		$966,597		$409,886

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE		$85,197		$49,292
OTHER LIABILITIES		7,359		6,472

TOTAL LIABILITIES		92,556		55,764
TOTAL SHAREHOLDERS’ EQUITY		874,041		354,122

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY		$966,597		$409,886

(a)	Modified funds from operations (Modified FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization, debt extinguishment costs and pre-opening costs. The company considers Modified FFO in evaluating property acquisitions and its operating performance and believes that Modified FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. Modified FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2007 and the results of operations for the interim period ended September 30, 2007. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2006 Annual Report.

APPLE REIT SEVEN

Portfolio of hotels

ALABAMA	Auburn, Birmingham,
Dothan, Huntsville (2),
Montgomery (3),Troy
CALIFORNIA	Agoura Hills, San Diego (4)
COLORADO	Denver/Highlands Ranch (2)
FLORIDA	Lakeland, Miami,
Sarasota, Tallahassee
GEORGIA	Columbus, Macon
IDAHO	Boise
LOUISIANA	New Orleans
MISSISSIPPI	Hattiesburg, Tupelo
NEBRASKA	Omaha
NEW JERSEY	Cranford, Mahwah
NEW YORK	Islip/MacArthur Airport
OHIO	Cincinnati
TENNESSEE	Memphis
TEXAS	Addison, Brownsville,
Houston, San Antonio (2),
Stafford
UTAH	Provo
VIRGINIA	Alexandria
WASHINGTON	Seattle/Kirkland,
Seattle/Lake Union,
Vancouver

DEAR SHAREHOLDER

GLADE M. KNIGHT

The third quarter of 2007 was a busy time for Apple REIT Seven, Inc. We acquired e several great properties, achieved strong operations at our hotels and with thanks to our team at David Lerner Associates, Inc., reached our goal of $1 billion total proceeds raised. With additional acquisitions on the horizon and a well performing portfolio of real estate, we expect that 2007 will be a landmark year for the Company.

To date, our acquisition team has hand-picked 43 ideally located properties throughout 17 of the United States. During the third quarter of 2007 and until the printing of this report, Apple REIT Seven acquired seven hotels, primarily on an all-cash basis. We entered the thriving Washington, D.C. market with the purchase of a 176-room Courtyard® by Marriott® located in Alexandria, Virginia, minutes from Old Town Alexandria and the historic landmarks of Washington, D.C. The acquisition of a 177-room Hampton Inn® in downtown San Diego, California further strengthened our position in one of the strongest hotel markets in the country.* Located one mile southeast of San Diego International Airport, the property is a short trolley ride away from the San Diego Convention Center and San Diego’s downtown Gaslamp Quarter District. We added a 159-room SpringHill Suites® to our portfolio in Addison, Texas, a thriving submarket of Dallas. The new property is conveniently located near several corporate headquarters and more than 150 restaurants. We purchased a 230-room SpringHill Suites® in Boise, Idaho that is located in the heart of Boise’s business district and minutes from downtown Boise, Boise State University and St. Luke’s Medical facility. We acquired a recently built, 123-room TownePlace Suites® in northwest San Antonio, Texas. The property is surrounded by the Medical Center, Methodist Healthcare System and easily accessible to San Antonio’s major attractions. The brand new Birmingham, Alabama Courtyard® by Marriott® is now part of our portfolio. The property is conveniently located in the popular Trussville area, near two major interstates, shopping, and restaurants. Our most recent acquisition, the Courtyard® by Marriott® in Kirkland, Washington is just minutes from the cities of Bellevue, Redmond and Seattle, and very close to several major corporate headquarters.

Operations at our growing portfolio of hotels were strong during the third quarter of this year. Many of our hotels are brand new, welcoming guests for the very first time, so it is a pleasure for me to report that our average daily rate was $121, our occupancy was 78 percent and our revenue per available room (RevPAR) was $94 for the third quarter of 2007.

Since inception of the Apple REIT Seven program, we have paid our investors an annual dividend yield of eight percent based on an $11 share price or $0.88 on an annual basis. I am pleased to report that we are ahead of budgeted funds from operations (FFO) at $0.58 for the year. Due to the timing of acquisitions, depreciation and strong fundraising, a portion of your 2007 dividend will be a return of capital.

It is an honor to have you as an investor with us, and I can assure you that our team at Apple REIT Seven will remain committed to increasing the value of your investment in the years to come.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

*	Although our San Diego hotels were near the outskirts of the recent California wildfires, the buildings were not damaged. We anticipate that in the weeks to come, our hotels in that area will provide accommodations for displaced families and individuals who will be assisting with the rebuilding of the area. Our thoughts go out to everyone affected by the tragedy.

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward looking statements included herein , the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

CORPORATE PROFILE

Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of high-quality, income-producing real estate. Our focus is to acquire high-quality properties that generate attractive returns for our shareholders. Our hotels operate under the Courtyard ® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn® and Hampton Inn® brands. As of the printing of this report, our portfolio consisted of 43 hotels with 5,317 guestrooms.

MISSION

Apple REIT Seven, Inc. is a premier investment company committed to providing maximum value for our shareholders.

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, VA 23219

(804) 344-8121

(804) 344-8129 FAX

INVESTOR INFORMATION

For additional information, please contact:

Kelly Clarke, Director, Investor Services

804-727-6321 or KClarke@applereit.com

COVER: HILTON GARDEN INN • HIGHLANDS RANCH, CO

The trademarks contained herein are registered trademarks. Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott and TownePlace Suites® by Marriott® are registered trademarks of Marriott International, Inc.

Hampton Inn®, Hilton Garden Inn® and Homewood Suites by Hilton® are registered trademarks of Hilton Hotels Corporation.